Exhibit 10.6

RESTRICTED INTEREST GRANT NOTICE AND AGREEMENT

Delphi Automotive LLP (the “Company”), pursuant to its 2010 Board of Managers Class E-1 Interest Incentive Plan (the “Plan”), hereby grants to Grantee the number of Restricted Interests set forth below. The Restricted Interests are subject to all of the terms and conditions as set forth in this Restricted Interest Grant Notice and Agreement (this “Grant Notice”), as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Grantee:

Date of Grant:

Number of Restricted Interests:

Vesting Commencement Date

Vesting Schedule:	Provided that the Grantee has not undergone a Termination prior to the applicable vesting date, (i) twenty percent (20%) of the Restricted Interests granted hereunder shall vest on the first (1st) anniversary of the Vesting Commencement Date, (ii) forty percent (40%) of the Restricted Interests granted hereunder shall vest on the second (2nd) anniversary of the Vesting Commencement Date set forth above, and (iii) the remaining forty percent (40%) of the Restricted Interests shall vest on third (3rd) anniversary of the Vesting Commencement Date.

Notwithstanding the foregoing:

•        all Restricted Interests that have not yet vested shall immediately vest upon the occurrence, prior to the Grantee’s Termination, of (i) an Initial Public Offering following which the average closing price of the Company’s securities during the fifteen (15) day period commencing on the thirtieth (30th) day following the closing of the Initial Public Offering equates to a total equity valuation of the Company of at least $6 billion (less any Accrued Distributions (as defined in the Delphi Automotive LLP 2010 Management Value Creation Plan)), or (ii) a Sale of the Company;

• in the event of Grantee’s Termination by the Company without Cause, or on account of

Grantee’s death or Disability, the Grantee shall be vested as of such Termination as to the number of Interests that would have been vested as of such Termination had the Interests instead been subject to vesting as to 1/36th of the Restricted Interests on each monthly anniversary of the Vesting Commencement Date; and

•        in the event of Grantee’s Termination by the Company without Cause, or on account of Grantee’s death or Disability, in each case during the twelve (12) month period immediately following the sale to any persons or entities unaffiliated with the Company of at least fifty percent (50%) of the then-outstanding Class B Membership Interests (as defined in the LLP Agreement), all Restricted Interests that have not yet vested shall immediately vest upon such Termination.

Termination:	Section 5(d) of the Plan regarding Termination is incorporated herein by reference and made a part hereof.

83(b) Election:	Should the Grantee make a valid election under Section 83(b) of the Code with respect to the Restricted Interests granted hereunder, the Company hereby agrees to loan to the Grantee the amount necessary to cover the Grantee’s federal, state and local income taxes resulting from such election. The loan shall be evidenced by a Promissory Note, in the form attached hereto as Exhibit A (the “Promissory Note”).

Additional Terms:

•        The transfer restrictions described in Section 5(b) and Section 7 of the Plan are incorporated herein by reference and made a part hereof; provided, however, that the Grantee shall be permitted to pledge the Restricted Interests granted hereunder solely as contemplated under the Promissory Note.

•        The Restricted Interest granted hereunder shall be registered in the Grantee’s name on the books of the Company during the period that the Restricted Interests remain unvested and for such additional time as the Committee determines appropriate in its reasonable discretion. Any certificates representing the vested Restricted Interest delivered to the Grantee shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•        The Grantee shall be the record owner of the Restricted Interests until or unless such Restricted Interests are forfeited or repurchased, or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a Interest holder with respect to the Restricted Interest, subject to the terms of the LLP Agreement; provided, however, that the Company will retain custody of all dividends and distributions, if any (“Retained Distributions”), made or declared on the Restricted Interests (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Interests) until such time, if ever, as the Restricted Interest with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account. As soon as practicable following each applicable vesting date any applicable Retained Distributions shall be delivered to the Grantee.

• This Grant Notice does not confer upon the Grantee any right to continue as a member of the Board.

• This Grant Notice shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

• The Grantee agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Interest (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Grantee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Grantee by email.

•        As a condition of the grant of the Restricted Interests hereunder, the Grantee shall execute, and comply at all times with the terms and conditions of, (i) the LLP Agreement, (ii) the Company’s standard Confidentiality and Non-Disclosure Agreement, and (iii) the Company’s standard policy regarding Participation of Non-Independent Managers in Meetings of the Board of Managers of Delphi Automotive LLP, each as provided to the Grantee by the Company.

Representations and Warranties of Grantee:	Grantee hereby represents and warrants to the Company that:

•        The Grantee understands that the Interests have not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to an exemption from such registration and qualification based in part upon the Grantee’s representations contained herein; the Interests are being issued to the Grantee hereunder in reliance upon the exemption from such registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering;

•        The Grantee has been informed that the Interests are restricted securities under the Securities Act and may not be resold or transferred unless the Interests are first registered under the Federal securities laws or unless an exemption from such registration is available;

•        The Grantee is prepared to hold the Interests for an indefinite period and that the Grantee is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the Interests from the registration requirements of the Securities Act;

•        The Grantee is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that the Grantee is capable of evaluating the merits and risks of the investment contemplated by this Grant Notice; and the Grantee is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

•        Except as specifically provided herein or in the Plan, the Grantee has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge all or any portion of the Interests, and has no current plans to enter into any such contract, undertaking, understanding, agreement or arrangement;

•        The Grantee has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company’s sale to such Grantee of the Interests; and

•        The Grantee is familiar with the business and operations of the Company and has been afforded full and complete access to the books, financial statements, records, contracts, documents and other information concerning the Company and its proposed activities, and has been afforded an opportunity to ask such questions of the Company’s agents, accountants and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities and other relevant matters as he has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein.

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THE UNDERSIGNED GRANTEE ACKNOWLEDGES RECEIPT OF THIS GRANT NOTICE AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED INTEREST HEREUNDER, AGREES TO BE BOUND BY THE TERMS THIS GRANT NOTICE AND THE PLAN.

DELPHI AUTOMOTIVE LLP		GRANTEE

By:
	Signature	Signature

Title:

EXHIBIT A

Form of Promissory Note

Secured Non-Recourse Promissory Note and Pledge Agreement

Maker:
Principal Amount:	$
Dated:
Place of Delivery:
Maturity Date:	The earliest to occur of (i) the eight (8) year anniversary of the date hereof, (ii) the day immediately prior to the date that the Holder (defined below) files an initial registration statement for an initial public offering, (iii) the occurrence of a Sale of the Company (as defined under the Delphi Automotive LLP 2010 Board of Managers Class E-1 Interest Incentive Plan (the “Incentive Plan”)), or (iv) the Maker’s Termination (as defined in the Incentive Plan) for any reason.
Maker’s Address:

Section 1. Promise to Repay; Interest; Prepayments, Events of Default.

(a) FOR VALUE RECEIVED, the Maker set forth above, an individual with an address set forth above, hereby unconditionally agrees to pay to the order of Delphi Automotive LLP (the “Holder”), the Principal Amount set forth above on the Maturity Date set forth above in this Secured Non-Recourse Promissory Note and Pledge Agreement (this “Note”), and to pay on the Maturity Date set forth above interest on the unpaid principal amount of this Note from and including the date hereof until maturity and, to the extent permitted by applicable law, on any overdue interest payable on this Note so long as the principal balance of this Note remains outstanding, at the rate per annum equal to [—]%.1

(b) Payments of both principal and interest are to be made on the Maturity Date without setoff or counterclaim (i) in lawful money of the United States of America in same day or immediately available funds to the account of Holder specified from time to time by Holder to the Maker, or (ii) by delivering Interests (as defined in Section 2 below) having a Fair Market Value equal to the principal and interest outstanding as of the Maturity Date.

(c) The Maker may prepay amounts due under this Note at any time without premium or penalty, which shall be applied first to accrued interest, if any, second to any outstanding principal; provided, that all prepaid amounts are to be made in lawful money of the United States of America in same day or immediately available funds to the account of Holder.

(d) Anything herein to the contrary notwithstanding, one hundred percent (100%) of all after-tax cash compensation and other fees otherwise payable to the Maker in respect of the Maker’s service on the Board of Managers of the Company shall be retained or promptly remitted, as applicable, to Holder, and applied to accrued and unpaid interest

[1]	Insert percentage equal to the applicable federal rate at the time the note is executed.

hereunder, and after such application, the Maker shall be entitled to the remainder, if any. Additionally, (i) any distributions (including liquidating distributions and payments in respect of redemption) in respect of any Interests or Additional Interests (each as defined in Section 2 below), (ii) one hundred percent (100%) of the net proceeds from the sale of any Interests and/or Additional Interests, after the payment of any commission and income taxes arising directly from such sale, in each case, and (iii) one hundred percent (100%) of the net cash proceeds received pursuant to Section 14.13 of the LLP Agreement in connection with an initial public offering of Holder’s equity securities, shall be retained or promptly remitted, as applicable, to Holder, and shall then be applied first to outstanding Obligations (as defined in Section 2 below), other than accrued and unpaid interest and outstanding principal, second to accrued and unpaid interest hereunder, and third to outstanding principal hereunder, and after such application, the Maker shall be entitled to the remainder, if any. Other than in connection with a Sale of the Company, to the extent that the Maker is permitted to sell the Interests and/or Additional Interests pursuant to the terms of the Incentive Plan and/or the LLP Agreement (as defined in the Incentive Plan), the Maker shall not be entitled to sell any such Interests or Additional Interests (i) for consideration other than cash or (ii) following the occurrence and during the continuance of a Default.

(e) Interest shall be computed on the basis of the actual number of days elapsed over a year of 365 days. Interest shall be compounded annually.

(f) The principal of this Note shall become immediately due and payable upon the occurrence of any of the following events (a “Default”): (i) the Maker shall fail to make any payment of the principal of this Note when due and such failure shall have continued for a period of 10 calendar days, (ii) the Maker shall fail to make any payment of interest on this Note when due and such failure shall have continued for a period of 10 calendar days, (iii) the Maker shall admit in writing his inability to pay debts when due or shall file a petition under any state or federal bankruptcy or insolvency statute or any such petition shall be filed against the Maker, (iv) the security interest in the Collateral (as defined in Section 2 below) purported to be created under this Note shall fail to constitute a first priority perfected security interest securing the Obligations, (v) the Maker shall fail to comply with any other covenant under this Note and such failure shall continue for a period of 10 days after written notice thereof shall have been given by Holder to the Maker, or (vi) the Holder determines, upon the advice of legal counsel, that this Note violates any provision of the Sarbanes-Oxley Act of 2002, or any other applicable law. At any time during the continuance of any such Default event, Holder by notice to Maker, may declare the principal of this Note immediately due and payable together with accrued and unpaid interest thereon and all other unpaid amounts owing hereunder, provided that upon the occurrence of an event described in clause (iii) above the principal of this Note shall automatically become immediately due and payable together with accrued and unpaid interest thereon and all other unpaid amounts owing hereunder.

(g) The Maker waives presentment for payment, demand, protest and notice of dishonor.

Section 2. Pledge of Interests as Collateral.

(a) As security for the repayment of the principal of and interest on this Note and the costs of collection of this Note, including, without limitation, the reasonable attorneys fees and expenses (collectively, the “Obligations”), the Maker hereby grants to Holder a security interest in the 2,000 Class E-1 Interests of the Holder granted to the Maker under the Incentive Plan (the “Interests”), including all cash and equity dividends and other distributions made from time to time in respect of the Interests and all proceeds thereof, and any additional equity securities of the Holder acquired by the Maker following the date hereof pursuant to any equity-based incentive program maintained or sponsored by the Company (“Additional Interests”), including all cash and equity dividends and other distributions made from time to time in respect of the Additional Interests and all proceeds thereof (collectively, the “Collateral”). For the avoidance of doubt, the Collateral shall not include any equity securities acquired by Maker through a broker or market maker, including without limitation equity securities acquired on a so-called “Rule 144A market”. Contemporaneously with the execution of this Note, in the case of the Interests, and within ten (10) days following acquisition, in the case of Additional Interests, unless Holder otherwise holds such Interests or Additional Interests in “book entry” form, Maker shall deliver to Holder the certificate(s) representing the Interests, or Additional Interests, as applicable, together with duly endorsed in blank or accompanied by stock powers duly executed in blank, any documentary tax stamps and any other document necessary to cause Holder to have a good, valid and perfected first pledge of, lien on and security interest in such Interests, free and clear of any mortgage, pledge, lien security interest, hypothecation, assignment, charge, right, encumbrance or restriction. At any time following a Default, any or all of the Interests and Additional Interests held by Maker hereunder may be registered, at the option of Holder exercised in accordance with Section 2(d) hereof, in the name of Holder or in the name of its nominee as pledgee.

(b) All non-cash distributions shall be retained by, or otherwise delivered promptly upon receipt to, Holder to be held as Collateral. So long as no Default shall have occurred and be continuing, (i) all other cash distributions shall be received by the Maker (subject to Section 1(d) above), and (ii) the Maker may vote all Interests included in the Collateral. Any distribution paid to Maker which are required to be paid to Holder shall be held in trust by the Maker prior to delivery to Holder.

(c) To the extent that any notice is required to be given to the Maker in connection with the sale or other disposition of Collateral, the Maker agrees that ten (10) calendar days’ notice is reasonable.

(d) Upon the occurrence and during the continuance of a Default, all rights of the Maker to exercise the voting and/or consensual rights and powers which the Maker is entitled to exercise and/or to receive the dividends, and all other cash distributions which the Maker is authorized to receive and retain pursuant to Section 2(b) hereof shall cease, at the option of the Holder, and all such rights shall thereupon become vested in the Holder, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain such dividends, and cash distributions. In such case the Maker shall execute and deliver such documents as Holder may reasonably request to enable Holder to exercise such rights and receive such dividends. In addition, the Holder is hereby appointed the attorney-in-fact of the Maker, with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions after the occurrence and during the continuance of a Default, whether in the name of the

Holder or the Maker, as the Holder may consider necessary or desirable for the purpose of exercising such rights and receiving such dividends. Any and all money and other property paid over to or received by the Holder pursuant to the provisions of this Section 2(d) shall be retained by Holder and shall be applied in accordance with the provisions hereof.

(e) The Maker hereby irrevocably authorizes the Holder at any time and from time to time to file in any relevant jurisdiction any initial financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment. The Maker agrees to promptly provide such information to Holder upon request.

Section 3. No Personal Liability. Notwithstanding anything to the contrary contained herein or in any instrument securing this Note, Maker shall have no personal liability for the payment of this Note or for the performance or observance of the covenants, representations and warranties of the undersigned contained in this Note or in any instrument now or hereafter securing this Note and Holder agrees not to seek any damages or personal money judgment against the Maker for any default under this Note or under any instrument now or hereafter securing this Note but in such event will look solely to the collateral described in Section 2. Nothing herein contained shall prevent or shall be construed to prevent Holder from exercising and enforcing any other remedy allowed at law or equity or by any statute or any deed of trust, mortgage, security agreement or any other security instrument of any kind now or hereafter with respect to the collateral described in Section 2.

Section 4. Representations and Warranties. The Maker represents and warrants that this Note has been duly executed by him and constitutes his legal, valid and binding obligation.

Section 5. Covenants. The Maker agrees that so long as any portion of the Obligations remains unpaid, he will (a) not create or permit to exist any lien or security interest of any nature whatsoever on the Collateral other than in favor of the Holder and (b) execute and deliver promptly upon request such documents which the Holder may deem necessary or desirable to create, perfect or continue the perfection of the first priority security interest in the Collateral purported to be created in the Collateral to secure the repayment in full of the Obligations.

Section 6. Governing Law. This Note shall be deemed to be a contract made under and governed by the internal laws of the State of Delaware without regard to conflicts of law principles.

Section 7. Notices. All notices, requests and other communications provided for in this Note shall be given or made in writing delivered to the intended recipient at the address, in the case of the Maker, set forth above, and, in the case of the Holder, of the Holder’s principal executive officer, to the attention of the Company’s General Counsel, or as to the Maker or the Holder at such other address as shall be designated by the Maker or the Holder to the other from time to time. All such notices, requests or other communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed notice, on the fifth calendar day after being deposited in the mails, postage prepaid, addressed as aforesaid.

Section 8. No Oral Amendments or Waivers; Delay in Enforcement of Rights Not a Waiver by Holder. This Note may not be amended, modified or waived except by writing executed by the Maker and the Holder. No failure on the part of the Holder to exercise and no delay in exercising and no course of dealing with respect to any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 9. WAIVER OF TRIAL BY JURY. THE MAKER AND HOLDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) UNDER THIS NOTE OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALING OF THE PARTIES HERETO IN RESPECT OF THIS NOTE, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE MAKER AND THE HOLDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE MAKER OR THE HOLDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10. Successors and Assigns. This Note shall be binding upon the successors or assigns of the Maker, provided that the Maker agrees not assign or delegate any of its rights or duties hereunder or any interest herein; any purported assignment or delegation in violation of the foregoing shall be void. This Note shall inure to the benefit of the successors and assigns of the Holder.

*        *        *

IN WITNESS WHEREOF, the Maker has executed this Note as of the date set forth above.

Maker

Accepted:

Delphi Automotive LLP

By:
Title: